UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Vera Bradley, Inc.

(Exact name of registrant as specified in its charter)

Indiana	27-2935063
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2208 Production Road Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, without par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167934

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Information with respect to the Common Stock, without par value (“Common Stock”), of Vera Bradley, Inc., an Indiana corporation (“Vera Bradley”), is incorporated by reference to the section captioned “Description of Capital Stock” in the Prospectus which constitutes part of Vera Bradley’s Registration Statement on Form S-1 (No. 333-167934), initially filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2010, as amended, and as may be subsequently amended from time to time, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of Vera Bradley are registered on The NASDAQ Stock Market LLC and the Common Stock registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VERA BRADLEY, INC.

Date: October 19, 2010	By:	/s/ Michael C. Ray
Name: Michael C. Ray
Title: Chief Executive Officer